John Hancock Variable Series Trust I
Michele G. Van Leer
Chairman and Chief Executive Officer

[LOGO]                           April 30, 2004

State Street Bank and Trust Company
Lafayette Corporate Center
Legal Division  LCC/2S
2 Avenue de Lafayette
Boston,  MA 02111
Attention:  Jean Carr

Re: Amended and Restated Custodian Agreement ("Agreement") dated as of January 30, 1995, as amended

Gentlemen:

     This letter will memorialize our mutual agreement to amend the Agreement, effective May 1, May 1, 2004, to reflect name changes for the following six funds:

..    Mid Cap Growth Fund (formerly Small/Mid Cap Growth Fund);

..    Overseas Equity B Fund (formerly International Opportunities Fund);

..    Mid Cap Value B Fund (formerly Small/Mid Cap CORE Fund):

..    Overseas Equity C Fund (formerly Emerging Markets Equity Fund);

..    Large Cap Growth B Fund (formerly Large Cap Aggressive Growth Fund); and

..    Fundamental Value B Fund (formerly Large Cap Value CORE Fund).

     We have also updated the list of current sub-advisers to all Funds.

     Please substitute copies of the attached Appendix A for the old copies of Appendix A in your files. Kindly acknowledge receipt of this letter and the attachment, and your agreement with the terms hereof, by signing and returning the duplicate of this letter. Thank you.

                                           Sincerely,

                                           JOHN HANCOCK VARIABLE
                                           SERIES TRUST I

                                           --------------------------
                                           Michele G. Van Leer
                                           Chairman and CEO
Received and agreed to:
STATE STREET BANK AND TRUST COMPANY
By:______________________________
Name:____________________________
Title:___________________________

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                                   APPENDIX A
                               CUSTODIAL AGREEMENT
                               (As of May 1, 2004)

           Name of Fund                                   Fund Sub-Manager(s)
           ------------                                   -------------------
1.   International Equity Index                   SSgA Funds Management, Inc.
2.   Mid Cap Growth (formerly                     Wellington Management Company, LLP
     "Small/Mid Cap Growth")
3.   Small Cap Growth                             Wellington Management Company, LLP
4.   Small Cap Emerging Growth                    Wellington Management Company, LLP
5.   Earnings Growth                              Fidelity Management & Research Company
6.   Overseas Equity                              Capital Guardian Trust Company
7.   Overseas Equity B (formerly                  Capital Guardian Trust Company
     "International Opportunities")
8.   Large Cap Value                              T. Rowe Price Associates, Inc.
9.   Global Bond                                  Capital Guardian Trust Company
10.  Equity Index                                 SSgA Funds Management, Inc.
11.  Managed                                      Independence Investment LLC and Capital
                                                  Guardian Trust Company
12.  Money Market                                 Wellington Management Company, LLP
13.  Large Cap Growth                             Independence Investment LLC
14.  Growth & Income                              Independence Investment LLC and T. Rowe
                                                  Price Associates, Inc.
15.  Real Estate Equity                           RREEF American L.L.C. and Van Kampen
16.  Short-Term Bond                              Independence Investment LLC
17.  Active Bond                                  John Hancock Advisers, LLC., Pacific
                                                  Investment Management Company LLC and
                                                  Declaration Management & Research Company
18.  Mid Cap Value B (formerly                    T. Rowe Price Associates, Inc.
     "Small/Mid Cap CORE")
19.  High Yield Bond                              Wellington Management Company, LLP
20.  Bond Index                                   Standish Mellon Asset Management
                                                  Company LLC
21.  Overseas Equity C (formerly                  Capital Guardian Trust Company
     "Emerging Markets Equity"
22.  Large Cap Growth B (formerly "Large          Independence Investment LLC
     Cap Aggressive Growth")
23.  Small Cap Value                              T. Rowe Price Associates, Inc. and
                                                  Wellington Management Company, LLP
24.  Fundamental Value B (formerly                Wellington Management Company, LLP
     "Large Cap Value CORE")
25.  Fundamental Growth                           Independence Investment LLC
26.  Fundamental Value                            Wellington Management Company, LLP
27.  Health Sciences                              Wellington Management Company, LLP
28.  Mid Cap Value                                T. Rowe Price Associates, Inc.
29.  Financial Industries                         John Hancock Advisors, LLC
30.  Total Return Bond                            Pacific Investment Management Company LLC